As filed with the Securities and Exchange Commission on May 14, 2012

Registration No. 333-175667

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 5 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLESK CORP.

(Exact name of Registrant as specified in its charter)

Delaware	5731	27-3848069
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Plesk Corp.

c/o Gavriel Bolotin

4014 14 th Ave.

Brooklyn, NY 11218

Telephone: 1-888-414-1634

Fax: 206-203-4653

(Address and telephone number of Registrant's principal executive offices)

Plesk Corp.

c/o Gavriel Bolotin

4014 14 th Ave.

Brooklyn, NY 11218

Telephone: 1-888-414-1634

Fax: 206-203-4653

 (Address of principal place of business or intended principal place of business)

Plesk Corp.

c/o Gavriel Bolotin

4014 14 th Ave.

Brooklyn, NY 11218

Telephone: 1-888-414-1634

Fax: 206-203-4653

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin & Associates, PLLC

10 Union Avenue

Suite 5

Lynbrook, NY 11563

Telephone: (516) 887-8200

Facsimile: (516) 887-8250

david@dlubinassociates.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share (1)	2,000,000	$0.05	(2)	$100,000.00	$11.61
Total	2,000,000	$0.05	(2)	$100,000.00	$11.61	*

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock only at a fixed price of $0.05 per share until, if at all, our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been arbitrarily determined. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

* Previously paid

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2012

PLESK CORP.

2,000,000 Shares of Common Stock, par value $0.0001

This prospectus relates to the resale of 2,000,000 shares of common stock, par value $0.0001, of Plesk Corp. which are issued and outstanding and held by persons who are stockholders of Plesk Corp.

Our common stock is presently not traded on any market or securities exchange. The 2,000,000 shares of our common stock may be sold by selling security holders only at a fixed price of $0.05 per share until, if at all, our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been arbitrarily determined. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2012

iii

Dealer Prospectus Delivery Obligation

Until ________________2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

iv

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,” “ours” or “us” refer to Plesk Corp., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Plesk Corp. was incorporated under the laws of the State of Delaware on November 3, 2010. We are a development stage company, which intends to engage in importing consumer electronics, home appliances and plastic housewares from China and reselling them to distributors and retailers within the United States.

Our offices are currently located at 4014 14th Avenue, Brooklyn NY, 11218.  Our telephone number is 1-888-414-1634. We have a corporate internet website at the following URL: www.pleskcorp.com . Information contained on our website, or which can be accessed through the website, does not constitute a part of this registration statement.

The Offering

Securities offered:	2,000,000 shares of common stock, par value $.0001

Offering price :	The selling security holders purchased their shares of common stock from the Company at the price of $0.02 per share and will be offering their shares of common stock at an arbitrarily determined price of $0.05 per share. This is a fixed price at which the selling security holders may sell their shares until, if at all, our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	9,500,000 shares of common stock.

Shares outstanding after offering:	9,500,000 shares of common stock.

Our executive officers and directors currently own 78.9% of our outstanding common stock. As a result, our executive officers and directors have substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Going Concern Considerations:	As reflected in the accompanying financial statements, the Company is in the development stage and has a net loss of $46,918 for the period from November 30, 2011 (inception) to February 29, 2012. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan.

Summary Risk Factors:	Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties summarized below, the risks described under “Risk Factors,” the other information contained in this prospectus and our financial statements and the related notes before you decide whether to invest in our common stock.

Risk Relating to our Company

•	We are a development stage company, have generated very limited revenue to date and have a limited operating history upon which we may be evaluated.

•	We expect losses in the future because we have very limited revenue to offset losses.

•	Our business model is unproven and our success is dependent on our ability to develop and then expand our customer base.

•	Our independent auditor has issued a going concern opinion after reviewing our financial statements; our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

•	We are dependent on suppliers for the supply of our products , making us vulnerable to supply problems and price fluctuations, which could cause us to fail to meet the demands of our customers and could adversely affect our financial results to the extent we were unable to find replacement suppliers .

•	We are completely dependent on the services of our executive officers. If we should lose their services before we are able to engage and retain qualified employees or consultants to execute our business plan, we may not be able to continue with our business model.

•	Since our officers and directors work or consult for other companies, their activities could slow down our operations.

•	Our two principal stockholders, who are our officers and directors, own a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

•	If we incur product liability, warranty and other claims against us, including wrongful death claims, our business, results of operations and financial condition may be harmed.

Risk Factors Relating to Our Common Stock

•	We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.
2

•	Our executive officers and directors own a controlling interest in our voting stock and may take actions that are contrary to your interests, including selling their stock.

•	Our common stock is subject to the "penny stock" rules of the Securities and Exchange Commission (“SEC”) and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

•	The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

•	The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

•	State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

•	Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

•	If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

•	We may be exposed to potential risks and significant expenses resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

•	Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

•	The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Summary Financial Information

	For the nine months ended February 29, 2012	For the period from November 3, 2010 (inception) through February 29, 2011	For the period from November 3, 2010 (inception) through May 31, 2011 (audited)
Statement of Operations Data

Operating revenues	0	0	$5,916

Net loss	(28,526)	(15,752)	$(18,392)

3

Balance Sheet Data (audited):
As of May 31, 2011

Working capital	$18,807
Total assets	$21,280
Total liabilities	750
Stockholders Equity	$20,530

Balance Sheet Data (unaudited):
As of February 29, 2012

Stockholders' deficit	$(7,996)
Total assets	$1,529
Total liabilities	9,525

4

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

We are a development stage company, have generated very limited revenue to date and have a limited operating history upon which we may be evaluated.

We were incorporated on November 3, 2010, have generated very limited revenue from operations to date (proceeds from a single sale in the sum of $5,916), and have no meaningful assets. Our limited operating history makes it difficult to evaluate our business on the basis of historical operations. We face all of the risks inherent in a new business and those risks specifically inherent in the business of importing consumer electronics, home appliances and plastic house wares, with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. Accordingly, we expect to incur substantial operating losses. We cannot assure you that we will be able to generate revenues or profits from operation of our business or that we will be able to generate or sustain profitability in the future.

We expect losses in the future because we do not have enough revenue to offset losses.

As reflected in our financial statements filed in this registration statement, we are in the development stage formed to carry out the activities described in this prospectus. Since our inception on November 30, 2010 through February 29, 2012, we have incurred net losses totaling $46,918 and have incurred a loss of $28,526 for the nine months ended February 29, 2012. As we have no significant revenue, we are expecting losses over the next 12 months because we do not yet have sufficient revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating significant revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our business model is unproven and our success is dependent on our ability to develop and then expand our customer base.

Our business model is to generate revenues from the sale of consumer electronics, home appliances and plastic housewares imported from China. We cannot guarantee that we will ever be successful in doing this in order to generate revenues in the future. Our business model is new, and our ability to generate revenue is unproven. Therefore, it is not possible for us to predict the future level of demand for the products we intend to sell, or if we will be able to effectuate our business plan. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our independent auditor has issued a going concern opinion after reviewing our financial statements; our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

We will be required to expend substantial amounts of working capital in order to acquire and market our proposed products and establish the necessary relationships to implement our business plan. We were incorporated on November 3, 2010. Our operations to date were funded entirely by capital raised from our private offering of securities in May 2011 (the “Offering”). Notwithstanding the Offering, we will continue to require additional financing to execute our business strategy.  We are totally dependent on external sources of financing for the foreseeable future, of which we have no commitments. Our failure to raise additional funds in the future will adversely effect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. We are entirely dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future could restrict our ability to grow and reduce our ability to continue to conduct business operations. After reviewing our financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

5

We are dependent on suppliers for the supply of our products, making us vulnerable to supply problems and price fluctuations, which could cause us to fail to meet the demands of our customers and could adversely affect our financial results to the extent we were unable to find replacement suppliers .

We depend on approximately ten major manufacturers to provide us with the products that we resell to retailers and distributors. Suppliers such as Shinewong Industrial Company Ltd., QPS Electronics Company Limited, Ningbo Realgood Industrial Co., Ltd., Richy (Foshan) Trading Co., Ltd., Shanganhome Ningbo Small Electrical Appliance Co., Ltd., Tophome Electric Appliance Co., Ltd,,   Hangzhou Xiaoshan Dadongnan Packing Plastic Co.,Ltd., Lonsid Electric Co., Ltd. and Jing Technology Electronics Ltd. will provide us with the products we currently sell.  We do not have an agreement with any of the aforementioned manufacturers. Rather, we intend to place orders with these manufacturers if and when customers place orders with us.  The loss of these manufacturers or suppliers could, in the short term, adversely affect our financial results until alternative supply arrangements are secured. In addition, there is no assurance that any new supply arrangements entered into by the Company will have terms as favorable as those contained in current supply arrangements.

We have no customers and we cannot guarantee we will ever have any. Even if we obtain customers, there is no assurance that we will make a profit.

We have no customers. We have not identified any clients and we cannot guarantee we ever will have any. Even if we obtain customers, there is no guarantee that we will be able to locate our customers who will buy our products. If we are unable to attract enough purveyors of their products for resale to us or enough customers to buy the products from us, we will have to suspend or cease operations.

Because we are small and do not have much capital, we must limit marketing our services to potential customer and purveyors. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations .

Because we are small and do not have much capital, we must limit marketing our website to potential clients and purveyors of small electronics. The sale of products via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to buy or purveyors to sell products profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We are completely dependent on the services of our executive officers. If we should lose their services before we are able to engage and retain qualified employees or consultants to execute our business plan, we may not be able to continue with our business model.

The Company’s operations and business strategy are completely dependent upon the knowledge and business contacts of Gavriel Bolotin, our President and Principal Executive Officer, Treasurer, Financial and Accounting Officer, and Eleizer Mehl, our Secretary.  They are under no contractual obligation to remain employed by us.  If they should choose to leave us for any reason before we have hired suitable replacements, our operations may fail. Even if we are able to find such personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.  We will fail without Mr. Bolotin or Mr. Mehl or an appropriate replacement(s). We intend to acquire key-man life insurance on the life of Mr. Bolotin or Mr. Mehl naming us as the beneficiary when and if we obtain the resources to do so and provided that Mr. Bolotin or Mr. Mehl remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel..

6

Since our officers and directors work or consult for other companies, their activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days per week when required.

Our two principal stockholders, who are our officers and directors, own a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officers and directors, in the aggregate, beneficially own approximately or have the right to vote 78.9% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our Articles of Incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officers, could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

If we incur product liability, warranty and other claims against us, including wrongful death claims, our business, results of operations and financial condition may be harmed.

We may become subject, in the ordinary course of business, to litigation involving product liability and other claims, including wrongful death claims, related to personal injury and warranties. We do not maintain product liability insurance. If we do purchase product liability insurance in the future, we cannot be certain that our insurance coverage will be sufficient to cover all future claims against us. Any increase in the frequency and size of these claims may cause the premiums that we are required to pay for such insurance to raise significantly. It may also increase the amounts we pay in punitive damages, which may not be covered by our insurance.

RISK FACTORS RELATING TO OUR COMMON STOCK

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.0001 per share, of which 9,500,000 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

7

Our common stock is subject to the "penny stock" rules of the Securities and Exchange Commission (“SEC”) and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

☐	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

8

☐	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

☐	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

☐	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a registration statement with the SEC. There can be no assurances as to whether, subsequent to registration with the SEC:

☐	any market for our shares will develop;
☐	the prices at which our common stock will trade; or

☐	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of our company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

9

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws.  Pursuant to Rule 144, an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the Over-the-Counter Bulletin Board  (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the Over-The-Counter Bulletin Board. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if we have filed our required reports.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

We may be exposed to potential risks and significant expenses resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

10

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $25,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 2,000,000 shares of our common stock.  Such shares were offered and sold by us at a purchase price of $0.02 per share to the selling security holders in a fully subscribed private placements completed in May 2011 pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. The Company raised $40,000 in gross proceeds, which were used for working capital purposes. The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until a market develops, if at all, and thereafter at prevailing market prices or privately negotiated prices.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DILUTION

“Dilution” represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. “Net tangible book value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this instance, the Company is not offering new shares nor will it receive any proceeds from the offering.  As a result, there is no dilution arising from the offering.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until a market develops, if at all, and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.05 has been arbitrarily determined.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

11

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of May8, 2012, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders at a purchase price of $0.02 per share in a fully subscribed private placement held in May 2011, pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act.  None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 9,500,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

12

Name of Selling Security Holders (1)	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering
			# of Shares	% of Class
			0	*
Asher Shvartz	50,000	50,000	0	*
Ester Sphadg	50,000	50,000	0	*
Michael Sphadg	50,000	50,000	0	*
Reuven Suliman	50,000	50,000	0	*
Elimelech Titelbum	50,000	50,000	0	*
Israel Trisman	50,000	50,000	0	*
Shlomo Vizel	50,000	50,000	0	*
Natan Wanberger	50,000	50,000	0	*
Yechiel Weiss	50,000	50,000	0	*
Jakob Wieder	50,000	50,000	0	*
Shiran Sason	50,000	50,000	0	*
Sason Tal Meir	50,000	50,000	0	*
Moshe Shafray	50,000	50,000	0	*
Efrayim Shehter	50,000	50,000	0	*
Moshe Shimonovitch	50,000	50,000	0	*
Shimon Aberman	50,000	50,000	0	*
Nacham Cheshin	50,000	50,000	0	*
Israel Dayts	50,000	50,000	0	*
David Deitsh	50,000	50,000	0	*
Moshe Duitch	50,000	50,000	0	*
Yosef Duitch	50,000	50,000	0	*
Shneor Eizenbach	50,000	50,000	0	*
Shalom Erenfeld	50,000	50,000	0	*
David Glike	50,000	50,000	0	*
Nacham Leizerovits	50,000	50,000	0	*
Abrham Ludmir	50,000	50,000	0	*
Mordehai Rabinovitz	50,000	50,000	0	*
Yakov Raizner	50,000	50,000	0	*
Miriam Saiag	50,000	50,000	0	*
Ilan Salomon Taub	50,000	50,000	0	*
Shmuel Klein	50,000	50,000	0	*
Yosef Kluger	50,000	50,000	0	*
Yishay Lederman	50,000	50,000	0	*
Shlomo Lodmir	50,000	50,000	0	*
Yechezkel Kats	50,000	50,000
Miriam Itta Katz	50,000	50,000
Shmuel David Klain	50,000	50,000
Shalom Klein	50,000	50,000
Aharon Hershler	50,000	50,000	0	*

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

13

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until a market develops, if at all, and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.05 has been arbitrarily determined.

 Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

14

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

15

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our common stock and related provisions of our Certificate of Incorporation and By-laws, as they will be in effect upon the closing of our proposed offering. For more detailed information, please see our Certificate of Incorporation or By-laws which are filed as exhibits to the registration statement of which this document is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 9,500,000 shares are issued and outstanding as of May 8, 2012.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are not authorized to issue preferred stock.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

 INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Overview

We were incorporated under the laws of the State of Delaware on November 3, 2010.  We are a development stage company, which plans to engage in the marketing and distribution of consumer electronics, home appliances and plastic housewares, which are manufactured in China. Our product line will include fans, alarm clocks, DVD players, radiators, vacuum cleaners, irons, grills, juice squeezers, deep fryers, pancake makers, slow cookers, blenders, microwaves, sandwich makers, coffee makers, toaster ovens, toasters, MP3 & MP4 players, hot water kettles, USB flash drives, memory cards, folding tables and chairs, cutlery sets and disposable tableware, as well as other trendy small electronic gadgets that come to our attention. We have not generated any significant revenues to date and the only operations we have engaged in, is the creation of the website and the development of a business plan.

16

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor to the best of its information and belief, the majority of the shareholders of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

Our plan of operation is forward looking and there is no assurance that we will be able to implement it fully or in part. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

Sourcing of Products

The Company will not be involved with the design and production of the products it sells. All of our products will be supplied by manufacturers located in China and Hong Kong, such as Shinewong Industrial Company Ltd., QPS Electronics Company Limited, Ningbo Realgood Industrial Co., Ltd., Richy (Foshan) Trading Co., Ltd., Shanganhome Ningbo Small Electrical Appliance Co., Ltd., Tophome Electric Appliance Co., Ltd, Hangzhou Xiaoshan Dadongnan Packing Plastic Co., Ltd., Lonsid Electric Co., Ltd, and Jing Technology Electronics Ltd. We do not expect the lack of availability of items from one of these suppliers to have a material impact on our operations. We intend to form relationships with other recognized companies but we do not expect to enter into long-term supply agreements with any one of them so that we do not obligate ourselves to any one manufacturer. We anticipate ordering products from various suppliers via purchase orders, in accordance with the orders of our future customers. The price (in US Dollars) to be paid for each product to each of the manufacturers will be determined on a case-by-case basis. Notwithstanding the foregoing statement, we may enter into supply agreements if their terms are favorable to us. However, we will not source any particular category of products from any specific manufacturer.

Distribution

The Company intends to buy consumer electronics, home appliances and plastic house wares from manufacturers in China which the Company will sell through its website to a network of international distributors and retailers. Products will be bulk shipped from China via sea cargo carriers to US ports, cleared through customs and will be freighted on to the Company’s customers. All shipping costs will be borne by our customers.

We estimate that the process will take 6 to 8 weeks. Any deviation from this planned routine might increase product costs. Any deviations from this course of transit such as dock worker strikes, increases in fuel costs, expedited delivery times, customs delays, shipment damage, lost cargo and other unforeseen issues can result in unsatisfied customers.

As all product transportation and movement activities are dependent on fuel, this commodity might significantly affect the costs of our goods from origination through to final destination and continuing with shipping on returned goods. It is unlikely that any short run increase in fuel prices be passed along to consumers.

Website

Our website www.pleskcorp.com is currently functional but still under minor development and will allow us to make retail sales of home appliances and small electronics, promote our products in an attractive fashion, and communicate with our customers on-line.

The website is intended to be a destination site for distributors and retailers of household appliances and small electronics. As we are able to enter into strategic relationships with manufacturers of electronic products, we intend to expand the products available on our website. Ultimately we hope that our website will become a “one-stop shopping” destination for our customers which will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced small electronics. We intend to continually source out and negotiate strategic relationships with individual suppliers and manufacturers so that we can offer their products on our website.

Other than investigating potential technologies in support of our business purpose, we have had limited business operations since inception in November 2010. To date we have made one sale which generated $2,792 in gross profits. This transaction involved the sale of Bluetooth headsets, manufactured by Jing Technology Electronics Ltd, to the company Eagle Tronics. This purchaser was introduced to us by our Secretary, Mr. Elie Mehl, This was a one-time sale and there is no agreement with Eagle Tronics regarding any future purchases. At present, we have yet to acquire or develop the necessary technology assets in support of the internet segment of our business purpose to become a supplier focused on the distribution of consumer electronics, home appliances and plastic house wares.

17

Convenient Shopping Experience

Our website will provide customers with an easy-to-use interface. The website will be available 24 hours a day, seven days a week and will be reached from the customer’s home or office. Our website will enable us to deliver a broad selection of products to merchants in rural or other locations that do not have convenient access to large suppliers. We also intend to make the shopping experience convenient by categorizing our products into easy-to-shop departments. These include: Fans, Alarm Clocks, DVD Players, Radiators, Vacuum Cleaners Irons, Grills, Juice squeezers, Deep Fryers, Pancake makers, Slow Cookers, Blenders, Microwaves, Sandwich makers, Coffee Makers, Toaster Ovens, Toasters, MP3 & MP4 Players, Hot Water Kettles, USB Flash Drives, Memory cards, Folding tables and chairs, cutlery sets and disposable tableware.

Customer Service

We intend to provide a customer service department via our toll free number 1-888-414-1634 and email where customers can resolve order and product questions. Furthermore, we will insure our customers’ satisfaction by offering a money back guarantee.

Shopping at our Online Store

Our website will be located at www.pleskcorp.com. We believe that the sale of consumer electronics, home appliances and plastic housewares on the internet can offer attractive benefits to customers. These include enhanced selection, convenience, quality, ease-of-use, depth of content and information, and competitive pricing. Key features of our online store will include:

Browsing

Our website will offer consumers several subject areas and special features arranged in a simple, easy-to-use format intended to enhance product selection. By clicking on a category names, the customer will move directly to the home page of the desired category and can view promotions and featured products.

Selecting a Product

To purchase products, customers will need to contact us for a quote via email. The customer will have to give us details of the inquiry such as Name, Address, product, quantity, shipping destination etc. When all the terms and conditions are worked out the customer will need to choose a payment method.

Paying

When a customer is ready to place an order they will need to use a credit card or send a wire transfer as the payment method. When we receive the funds from the customer we place the order with the manufacturer.

We offer our customers a full refund for any reason if the customer returns the purchased item within thirty days from the date of sale in the same condition it was sold to the customer. After thirty days, we will not refund any money to a customer.

Revenue

We intend to generate revenue from three sources on the website:

1.	Revenues will be generated from sale of products to customers. We would order products on behalf of our customers directly from our suppliers at the time of the order being received from a customer and the products would be shipped directly to the customer. We would earn revenue based on the difference between our negotiated price for the product with our suppliers and the price that the customer pays.

18

2.	We plan to offer banner advertising on our website for new manufacturers hoping to launch new products.

3.	Finally, we plan to earn revenues for special promotions to enable manufacturers to launch new products - we would sell “premium shelf space” on our website. Part of the Company’s officers’ duties will be conducting on-line searches for manufacturers interested in promoting their new products. We anticipate building relationships with the manufacturers by using banner advertising on their websites as well.

We intend to develop and maintain a database of all current customers and manufacturers of consumer electronics, home appliances and plastic housewares.

We intend to develop and launch an advertising campaign to introduce our website to potential customers.

Marketing

We intend to market our website internationally. We intend to target distributors and retailers of consumer electronics, home appliances and plastic housewares. When we have generated sales, we intend to list our company on www.Alibaba.com and www.Tradkey.com, the international business-to-business directories. These directories do not charge a listing fee. We do not intend to list our company and feature some of the products until additional sales are made by us.. A customer perusing our listing will have an option to contact us for more information regarding any products they might be interested in. We intend to offer our products for sale on our website and/or to provide direct links to other websites which we believe will stimulate an interest in our products. In addition to offering an ever-changing and continually growing array of products for sale, the website will also feature industry information about the products we sell. We will utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites.

Target Market

With today’s competitive prices of the electronics and home appliances market, the target market for our products incorporates solely to other international wholesalers and distributors as well as directly to retail chains. We will not target the general public consumer. The Company’s target market is professional distributors with extensive experience in distributing the products we intend to offer. Such professional distributors possess contacts and potential customers of their own. Furthermore, we hope to target retailers that operate country-wide store chains. Such retailers are a potential source of large-scale orders due to the scope of their operations. We have no intention to target the general public consumer.

Marketing Strategy

The Company’s marketing strategy relies on the following guideline:

Website Promotion: The Company intends to use the services of WPRS (Website Promotion & Ranking Services) to promote the company’s website. WPRS is a company that focuses on small and medium size businesses that need professional, effective website promotion services but don't have massive marketing budgets. It meets their needs with responsibly-priced SEO (Search Engine Optimization) services that have demonstrated a proven track record of boosting rankings, traffic and sales. WPRS offers services such as: Keyword Research & Selection, In-depth Site Auditing and Competitor’s Research, Website Architecture Analysis & Recommendation and Targeting Long Tail Keywords for Additional Traffic, etc. These factors will help promote the Company’s website.

Telemarketing:   The Company will hire a team of 5-10 telemarketing agents who will act as sales representatives on behalf of the company. This telemarketing team will target potential distributors or store owners in an attempt to offer our services.

Online and offline Ads:   Initially the company will advertise on 5 major online and offline newspapers, in the future an additional 5 major online and offline newspapers will be added. Following are some of the major online newspapers the Company will advertise with: NY Times, Washington Post, USA Today, Miami Herald.

Online Business Directory : In addition to the online advertisements the Company will list itself on a few Online Business directories such as:

19

USA Export Import Portal (http://www.usaexportimport.com): USA Export Import is a new generation Vertical Portal (Vortal) focused primarily on export-import business and the international trading. It represents a large-scale (320,000+ page) US-based Export Import Industry b2b Portal, Directory, Trade boards and more while featuring industry-specific information, solutions, resources, services, trade leads, forums, tools, tariffs, duties, taxes and more. The Global Export Import Directory (run by USA Export Import Portal) has a number of results-oriented, easy to implement and affordable advertising options especially tailored for manufacturers, wholesalers, distributors, export import focused companies, departments and organizations, listed and shortly defined are the current advertising options:

•	Featured Companies - Featured Company Listing, the Company listing will always appear on top of all Standard company listings within the USA and industry sector.

•	Banner advertising - Unlimited number of impressions and clicks for banner ads rotating throughout the entire directory and portal both over 320,000 pages per year.

•	Editor's Pick Text Ads - Small target messages appearing on the right side as Editor's Pick of each single page across the entire directory of over 300,000 pages.

•	Home page - Featuring the Company on the home page of the directory (Company name, short description and hyper link to the company’s web site). Reach thousands of export import industry oriented visitors that enter our home page daily.

For a discounted price this advertising and marketing campaign will continue 12 months, offering maximum flexibility to measure, control, and adequately update or change the campaign at any time wanted.

Additionally the company will list itself on B2BYellowpages.com ( http://www.b2byellowpages.com ). B2BYellowpages.com is one of the first vertical online yellow pages for business-to-business (b2b) advertising and commerce. The b2bYellowpages.com directory has grown to include over 100,000 industry specific categories within more than 70 vertical communities, including geographic categories for each town and city throughout the United States.

Competition

The electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

There are numerous website that offer the same services we will be offering and will be our major competitors. Our competitive position within the industry is negligible in light of the fact that we have just commenced our operations. Older, well established distributors with records of success will attract qualified clients away from us. Since we have just commenced operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of price and services. We intend to be able to attract and retain customers by offering a breadth of product selection which is different from the norm. We intend to offer attractive, competitive pricing and will be responsive to all our customers’ needs. Our competitors include:

Z. Reiss & Associates

Z. Reiss serves hundreds of electronics, digital imaging, and computer retailers and government agencies nationwide, offering them access to a vast, multi-million dollar inventory that encompasses everything from consumer electronics, telephones, and home office, to LCD TV's, PDA's, DVD's, digital imaging, flash memory, computer peripherals, printers, photographic supply and more

20

Buy 4 Less Electronics Inc.

Buy 4 Less Electronics Inc. is a Wholesale Distributor, Liquidator, and Exporter of Name-Brand Consumer Electronics, Photo, and Computer products. They buy large quantities of product and offer at wholesale cost to large and small businesses and retailers worldwide.

365 Wholesale

365 Wholesale is a very well-established importing and Distributing company.

Price Master Corp.

Price Master Corp. is a national distributor of convenience and dollar store products and they have an inventory of over 3000 product lines that include products from leading brands.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us which could cause us to cease operations.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our products are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Employees

We are a development stage company and have no employees other than our executive officers, Gavriel Bolotin and Eliezer Mehl, who are also members of our board of directors. All functions including development, strategy, negotiations and administration are currently being provided by our executive officers on a voluntary basis. The Company intends to hire a team of 5-10 telemarketing agents who will act as sales representatives on behalf of the company. This telemarketing team will target potential distributors or store owners in an attempt to offer our services. We will also hire additional employees on an as needed basis.

21

Seasonality

As with most other specialty retailers, our net sales and operating revenues, operating income and cash flows will be greater during the winter holiday season than during other periods of the year.

DESCRIPTION OF PROPERTY

The Company’s executive office is located in the home of our president Gavriel Bolotin and is located at 4014 14th Ave. Brooklyn, NY 11218. We use approximately 100 square feet of space in his home on a rent-free basis.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Dividend Policy

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration  or  payment  of  dividends,  if  any, in the future, will be at the discretion  of  our  Board  of  Directors  and  will  depend on our then current financial  condition,  results  of  operations, capital  requirements and other factors  deemed  relevant  by  the  board  of  directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of May 8, 2012, there were 9,500,000 common shares issued and outstanding, which were held by 42 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

22

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Plesk Corp, and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Overview

We were incorporated under the laws of the State of Delaware on November 3, 2010.  We are a development company, which plans to engage in the marketing and distribution of consumer electronics, home appliances and plastic housewares which are manufactured in China. Our product line will include fans, alarm clocks, DVD players, radiators, vacuum cleaners, irons, grills, juice squeezers, deep fryers, pancake makers, slow cookers, blenders, microwaves, sandwich makers, coffee makers, toaster ovens, toasters, MP3 & MP4 players, hot water kettles, USB flash drives, memory cards, folding tables and chairs, cutlery sets and disposable tableware, as well as other trendy small electronic gadgets that come to our attention. To date we had one sale in the amount of $5,916 which generated $2,792 in gross profits.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause its plans to change.

Our plan of operation is forward looking and there is no assurance that we will ever be able to implement it. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

23

Plan of Operation

Our specific goal is to profitably sell a comprehensive supply of household appliances and electronic devices on our Internet website primarily to distributors and retailers of these products. We do not intend to hire employees until we are fully operational. Our officers and directors will handle our administrative duties.

The Company estimates that it will require an approximate minimum of $85,000 in the next 12 months to implement its activities.  As of April 25, 2012, the Company memorialized an agreement with Mr. Bolotin, our Chief Executive Officer, to borrow up to $100,000 .provided that at no time can we owe more than $25,000 to Mr. Bolotin.. Such funds will be needed for the following purposes:

Purpose	Allocated
Website Maintenance	$20,000
Advertising / Marketing	$30,000
Travel	$10,000
Cost of operating as a public company	$25,000
Total	$85,000

Our website is currently functional but still under minor development; We intend to continue enhancing our website into a state of the art website to promote our products. We are contractually obligated to pay the following to Ulano Web Design (“Ulano”) for the design and maintenance of our web site:

May 1, 2012	$5,000
August 1,2012	$5,000
November 1, 2012	$5,000
February 1, 2013	$5,000

As of the date of this prospectus, we have spent $5,281 developing our site. We offer consumer electronics, home appliances and plastic house wares products for sale on our website and/or provide direct links to other websites which we believe will stimulate and interest in our products. In addition to offering an ever-changing and continually growing array of products for sale, the website will also feature industry information about the products we sell. We will conduct research into existing databases available via the Internet to target and extract the applicable names and contacts to create our own customized database. We intend to look into the databases of suppliers and manufacturers of household appliances and small electronics. The cost of the foregoing will be up to $20,000.

Marketing and advertising will be focused on promoting our website to prospective product distributors and retailers. The advertising campaign may also include the design and printing of various sales materials (see Marketing Strategy above). We intend to market our website through traditional sources such as advertising in magazines, newspaper advertising, telephone directories and preparing and sending out flyers and mailers both through the regular mail and via email. Advertising and promotion will be an ongoing effort but the initial cost of developing the campaign is estimated to cost between $15,000 and $30,000. This sum will be utilized to cover the following expenses:

▪	Approximately $13,000 will be needed for hiring WPRS (Website Promotion & Ranking Services) to promote the company’s website for a 24- month period. WPRS will be the priority component of our marketing strategy. Due to the extreme World Wide Web competition, website promotion is the most vital component to get our website on top of the list of competitors.

▪	Approximately $15,000 will be needed for a major advertising campaign in online and offline newspapers such as The New York Times, Washington Post, USA Today, Miami Herald. Online and offline newspapers are the second most important means of advertising.

▪	Approximately $2,000 will be needed for advertising on the USA Export Import Portal, a US-based Export Import Industry b2b Portal, Directory.

▪	Advertising on B2Byellowpages is free of charge.

Once the Company becomes a public reporting company and generates revenues, we intend to hire a team of 5-10 telemarketing agents who will act as sales representatives on behalf of the Company. This telemarketing team will target potential distributors or store owners in an attempt to introduce them to our website. The telemarketing team will be compensated on a commission basis and will not be salaried employees. The exact amount of such commission will be determined upon the hiring of the team. Each telemarketing agent will have an option to work from home or any other location they choose, the Company will not have a separate office to host them. We will also hire additional employees as needed.

The Company anticipates requiring only a limited customer service upon the planned expansion of its operations, and consequently the Company will choose one of the telemarketing agents to act as the customer service representative, for which activity the representative will be paid a salary based on the Company’s financial situation at that time. The Company will add more customer service representatives as needed.

An important element of the Company’s marketing efforts will be the Company’s strategy to target professional distributors with extensive experience in distributing the products we will offer. Such professional distributors possess contacts and potential customers of their own. Furthermore, the Company will target retailers that operate country-wide store chains. Such retailers are a potential source of large-scale orders due to the scope of their operations.

The Company anticipates requiring a travel budget of $10,000. In order to build and maintain a better relationship with a distributor or retailer, if needed, The Company’s officers, Messr. Bolotin and Mehl will visit their offices for the purpose of signing an agreement. Depending on the importance of a transaction, the Company will determine whether both or one of the officers will represent the Company.

The Company anticipates that it will generate revenues as soon as our marketing strategy is implemented. The Company expects to implement the marketing strategy within the next 6 months.

The Company will not be conducting any research. The Company does not intend to buy or sell any plant or significant equipment during the next twelve months.

The Company currently does not have sufficient funds to implement our planned activities and will require additional financing. With adequate funding we feel that we will be well positioned to execute our business plan . If the Company does not become a public reporting company within 6 months or if for any reason the Company is not able to obtain the afore-mentioned loan in the amount of $85,000 from its officers, the Company will not be able to implement its business plan and expand its operations. In that case, the Company will not require any significant funds during the next 12 months other then the funds necessary to pay the legal fees estimated not to exceed $7,000 and the fee of $5,000 due in each of May , August and November 2012 to Ulano for the website design and maintenance, as described above. Mr. Bolotin, our President and Chief Executive Officer, has agreed to provide the Company with the funds needed to meet its current obligations for legal fees and payments to Ulano if the Company is unable to raise additional funding during the next two years. Mr. Bolotin has executed a promissory note as of April 25, 2012 in favor of the Company whereby he agreed to lend us up to $100,000 over the next years. provided that at no time can we owe more than $25,000 to Mr. Bolotin. We are currently indebted to Mr. Bolotin in the amount of $2,909. No interest accrues on the outstanding principal under the terms of this note.

24

Liquidity and Capital Resources

As of February 29, 2012, the Company had a cash balance of $315. The Company does not have sufficient funds to fund its expenses over the next twelve months.  Although the Company raised $40,000 in a fully subscribed private placement completed in May 2011, there can be no assurance that additional capital will be available to the Company. Mr. Bolotin, our President and Chief Executive Officer, has agreed to provide the Company with the funds needed to meet its current obligations for legal fees and payments to Ulano if the Company is unable to raise additional funding during the next two years Since the Company has no other financial arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. The Company will not be able to continue or expand operations without the afore-mentioned loan,

Results of Operations

Results of Operations for the nine month period) to February 29, 2012

Revenues

The Company is in its development stage and did not generate any revenues during the nine month period through February 29, 2012.

Total operating expenses

During the nine month period from May 31, 2011to February 29, 2012, the total operating expenses were $28,526, resulting in a loss from operations of $28,526. The operating expenses consisted of legal and professional accounting fees in the amount of $19,775, general and administrative expenses of $4,190, travel expenses of $2,777, filing fees of $1,503 and consulting expenses of $281.

Net loss

During the nine months ended February 29, 2012 the Company had a net loss of $28,526.

Results of Operations for the period from November 3, 2010 (inception) to May 31, 2011

Revenues

The Company is in its development stage and did not generate any revenues during the period from November 3, 2010 (inception) through May 31, 2011, other than a sale of Bluetooth headsets which generated gross profits of $2,792. This transaction involved the sale of Bluetooth headsets, manufactured by Jing Technology Electronics Ltd, to the company Eagle Tronics. This purchaser was introduced to us by our Secretary, Mr. Elie Mehl, This was a one-time sale and there is no agreement with Eagle Tronics regarding any future purchases.

Total operating expenses

During the period from November 3, 2010 (inception) to May 31, 2011, the total operating expenses were $21,184, resulting in a loss from operations of $18,392 for the period from November 3, 2010 (inception) to May 31, 2011. The operating expenses consisted of legal and professional accounting fees associated with filing this registration statement in the amount of $13,750, general and administrative expenses of $3,188 travel expenses of $2,605, and communications expenses of $1,641.

Net loss

During the period from November 3, 2010 (Inception) through May 31, 2011, the Company had a net loss of $18,392.

Going Concern Consideration

We incurred a net loss of $46,918 for the period from November 3, 2010 (inception) through February 29, 2012. Our independent auditors have included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Implementation of our business plan will require additional debt or equity financing and there can be no assurance that additional financing can be obtained on acceptable terms.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

D. Brooks and Associates CPA's, P.A., an independent registered public accounting firm, is our auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

We believe that the skills, experiences and qualifications of our officers and directors, as described below, provide the company with the expertise and experience necessary to advance the interests of its shareholders.

Name and Business Address	Age	Position

Gavriel Bolotin	26	President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director

Eliezer Mehl	23	Secretary and Director
25

Gavriel Bolotin has been the President, Chief Executive Officer, Chief Financial Officer, Treasurer, and a director of the Company since its inception. In addition to his position with Plesk Corp., since March 2008, Mr. Bolotin has been a sales manager of Sabra Dipping Company in Brooklyn NY. Sabra Dipping Company is a manufacturer of authentic Mediterranean-style refrigerated dips and spreads.  From March 2006 through February 2008, Mr. Bolotin was an assistant sales manager of Sterns Exclusive Furniture in Brooklyn NY and from January 2005 to March 2006, Mr. Bolotin was a salesman at Zemels Supermarket in Brooklyn NY. From the year September 2000 through July 2004, Mr. Bolotin studied at the Bobov Yeshiva High School in Brooklyn NY. Mr. Bolotin’s business experience in management and sales is well suited to the requirements on him to carry out the Company’s business plan and led to the decision that Mr. Bolotin should serve as a director.

Eliezer Mehl has been the Secretary and a director of the Company since its inception.  He has been a Manager of the recruitment unit of Agel enterprises, an international multi level marketing company since June 2009, where he supervises the process of recruiting new potential customers, customer service and arranging public meetings. From September 2006 to June 2009, Mr. Mehl was a telemarketing superviser at Bonei Olam, a worldwide organization that assists with funding for all aspects of infertility related treatments. From the year September 2002 through June 2005 Mr. Mehl studied at the Yeshiva Chassidei Gur High School in Brooklyn NY. Mr. Mehl’s business experience in marketing and customer services is well suited to the requirements on him to carry out the Company’s business plan and led to the decision that Mr. Mehl should serve as a director.

There are no familial relationships among any of our officers or directors.  None of our directors or officers is a director in any other reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent registered public accounting firm is D. Brooks and Associates CPA's, P.A. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

  EXECUTIVE COMPENSATION

Since our incorporation on November 3, 2010, we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such.  We have no employment agreements with any of our directors or executive officers.  We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

26

Since our incorporation on November 3, 2010, no stock options or stock appreciation rights were granted to any of our directors or executive officers.  We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on November 3, 2010, none of our directors or executive officers has held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on November 3, 2010, no compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors.

No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

Outstanding Equity Awards

Our executive officers and directors do not have unexercised options, stock that has not vested, or equity incentive plan awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May 8, 2012, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 9,500,000 shares of our common stock issued and outstanding as of May 8, 2012.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o Plesk Corp., 4014 14th Avenue, Brooklyn, New York 11218.  Our telephone number is 1-888-414-1634.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Mr. Gavriel Bolotin	Common	5,000,000	52.6%

Mr. Eliezer Mehl	Common	2,500,000	26.3%

Directors and Officers as a Group (2 persons)	Common	7,500,000	78.9%

27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 25, 2012, Mr. Bolotin, our President and Chief Executive Officer, agreed to lend the Company with up to $100,000 over the next two years. provided that at no time can we owe more than $25,000 to Mr. Bolotin. We are currently indebted to Mr. Bolotin in the amount of $2,909. No interest accrues on the outstanding principal under the terms of this note. All outstanding principal is due no later than April 25, 2014.

On November 3, 2010, we issued 5,000,000 shares of our common stock to Mr. Gavriel Bolotin, our President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director of the Company.  These shares were issued in exchange for cash in the amount of $500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Bolotin is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On November 3, 2010, we issued 2,500,000 shares of our common stock to Mr. Eliezer Mehl, the Secretary and a director of the Company.  These shares were issued in exchange for cash consideration of $250.  The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Mehl is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Since inception, Gavriel Bolotin, our President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director has provided office space to the Company and other office administrative resources to the Company at no cost.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses*	$3,500

SEC registration fee	$11.61

Legal fees and other expenses*	$7,000

Total	$10,511.76

*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by D. Brooks and Associates CPA's, P.A., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

28

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. For further information about us, our common stock and options to purchase our common stock, reference is made to the registration statement and the exhibits and schedules filed therewith. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC.  You may read and copy any materials we file with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings may also be seen online on SEC’s website at http:\\www.sec.gov

29

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$11.61
Legal fees and miscellaneous expenses (*)	$7,000
Accounting fees and expenses (*)	$3,500
Total (*)	$10,511.76

(*) Estimated.

 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Delaware General Corporation Law..

Under the Delaware General Corporation Law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation.  Our Certificate of Incorporation does not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On November 3, 2010, we issued 5,000,000 shares of our common stock to Mr. Gavriel Bolotin, our President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director of the Company.  These shares were issued in exchange for cash in the amount of $500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Bolotin is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

30

On November 3, 2010, we issued 2,500,000 shares of our common stock to Mr. Eliezer Mehl, the Secretary and a director of the Company.  These shares were issued in exchange for cash consideration of $250.  The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Mehl is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering

In between January and May 2011, we issued 2,000,000 shares of common stock to 40 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S.  All aforementioned investors were not U.S. persons and acquired the shares for their own account and not on account of any U.S. person and without a present intent to resell or distribute the shares. The consideration paid for such shares was $0.02 per share, amounting in the aggregate to $40,000.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Certificate of Incorporation of Registrant(1)

3.2	By-Laws of Registrant(1)

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered(2)

10.1	Form of Regulation S Subscription Agreement(1)

10.2	Agreement dated May 1, 2011 with Ulano Web Design(1)

10.3	Promissory Note dated April 25, 2012 issued by Gabriel Bolotin to Plesk Corp.(3)

23.1	Consent of D. Brooks and Associates CPA's, P.A.*

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)(2)

* Filed herewith

(1) Incorporated by reference to the corresponding exhibit filed with our registration statement on Form S-1 on July 20, 2011

(2) Incorporated by reference to the corresponding exhibit filed with the amendment to the registration statement on Form S-1/A on December 27, 2011.

(3) Incorporated by reference to the corresponding exhibit filed with the amendment to the registration statement on Form S-1/A on April 26, 2012.

31

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)(1) File, during any   period in which it offers or sells securities, a post-effective amendment to this registration statement to:

 (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

32

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

33

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on  May 14, 2012.

PLESK CORP.

By:	/s/ Gavriel Bolotin
Name: Gavriel Bolotin
Title: President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director (Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gavriel Bolotin, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

May 14, 2012	/s/ Gavriel Bolotin	Gavriel Bolotin	President, Chief Executive
Officer, Chief Financial
Officer, Treasurer, and
Director (Principal
Executive, Financial and
Accounting Officer)

May 14, 2012	/s/Eliezer Mehl	Eliezer Mehl	Secretary and Director

34

 PLESK CORP.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

MAY 31, 2011

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Plesk Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of Plesk Corp. (a development stage company) as of May 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from November 3, 2010 (inception) through May 31, 2011. Plesk Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plesk Corp. (a development stage company) as of May 31, 2011 and the results of its operations and its cash flows for the period from November 3, 2010 (inception) through May 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is in the development stage and has limited revenues to cover its operating costs. As such, it has incurred an operating loss since inception. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

D. Brooks and Associates CPA’s P.A.

West Palm Beach, FL

June 30, 2011

D. Brooks and Associates CPA’s, P.A. 8918 Marlamoor Lane, West Palm Beach, FL 33412 – (954) 592-2507

F-2

PLESK CORP.

(A DEVELOPMENT STAGE COMPANY)

 BALANCE SHEET

AS OF MAY 31, 2011

Current Assets:
Cash and cash equivalents	$13,641
Accounts receivable	5,916

Total current assets	19,557

Property and Equipment:
Computer equipment	2,034
Less: accumulated depreciation	(311)

Total property and equipment, net	1,723

Total Assets	$21,280

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$750

Total current liabilities	750

Total liabilities	750

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $.0001 per share, 100,000,000 shares authorized; 9,500,000 shares issued and outstanding	950
Additional paid-in capital	37,972
Deficit accumulated during the development stage	(18,392)

Total stockholders' equity	20,530

Total Liabilities and Stockholders' Equity	$21,280

The accompanying notes to financial statements are an integral part of these statements.

F-3

PLESK CORP.

(A DEVELOPMENT STAGE COMPANY)

 STATEMENT OF OPERATIONS

FOR THE PERIOD FROM NOVEMBER 3, 2010 (INCEPTION) THROUGH MAY 31, 2011

Revenue	$5,916

Cost of Goods Sold	3,124

Gross Profit	$2,792

Expenses:

General and administrative	3,188
Professional fees	13,750
Telephone	1,641
Travel expenses	2,605

Total expenses	21,184

Loss from Operations	(18,392)

Provision for Income Taxes	-

Net Loss	$(18,392)

Loss Per Common Share:
Loss per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	7,005,024

The accompanying notes to financial statements are an integral part of these statements.

F-4

PLESK CORP.

(A DEVELOPMENT STAGE COMPANY)

 STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM NOVEMBER 3, 2010 (INCEPTION) THROUGH MAY 31, 2011

			Additional	Deficit Accumulated
	Common stock		Paid-in	During the Development
	Shares	Amount	Capital	Stage	Totals

Balance - November 3, 2010 (inception)	-	$-	$-	$-	$-

Common stock issued to founders for cash ($0.001 per share)	7,500,000	750	-	-	750

Common stock issued for cash ($0.02 per share)	2,000,000	200	39,800	-	40,000

Payment of common stock issuance costs	-	-	(1,828)	-	(1,828)

Net loss for the period	-	-	-	(18,392)	(18,392)

Balance - May 31, 2011	9,500,000	$950	$37,972	$(18,392)	$20,530

The accompanying notes to financial statements are an integral part of these statements.

F-5

PLESK CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM NOVEMBER 3, 2010 (INCEPTION) THROUGH MAY 31, 2011

Operating Activities:
Net loss	$(18,392)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	311
Changes in net assets and liabilities:
Accounts receivable	(5,916)
Accounts payable and accrued liabilities	750

Net Cash Used in Operating Activities	(23,247)

Investing Activities:
Purchase of computer equipment	(2,034)

Net Cash Used in Investing Activities	(2,034)

Financing Activities:
Proceeds from the sale of common stock, net of offering costs of $1,828	38,922

Net Cash Provided by Financing Activities	38,922

Net Increase in Cash	13,641

Cash - Beginning of Period	-

Cash - End of Period	$13,641

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes to financial statements are an integral part of these statements.

F-6

PLESK CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2011

Note 1. Summary of Significant Accounting Policies

Basis of Presentation and Organization

Plesk Corp. (the “Company”) was incorporated under the laws of the State of Delaware on November 3, 2010. The business plan of the Company is to import consumer electronics, home appliances and plastic housewares. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Development Stage

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Accounts Receivable

The Company extends non-interest-bearing trade credit to its customers in the ordinary course of business.  The Company maintains an allowance for doubtful accounts receivable based upon historical collection experience and expected collectability of the accounts receivable.  In an effort to reduce credit risk, the Company (i) has established credit limits for all of its customer relationships, (ii) performs ongoing credit evaluations of customers’ financial condition, (iii) monitors the payment history and aging of customers’ receivables, and (iv) monitors open orders against an individual customer’s outstanding receivable balance.

Property and Equipment

Property and equipment consists of computer equipment, which is stated at cost and depreciated using the straight-line method based on an estimated useful life of three years.  Depreciation expense totaled $311 for the period from November 3, 2010 (inception) through May 31, 2011.

Expenditures for maintenance and repairs are charged to expense as incurred.  When an asset is sold or otherwise disposed of, the cost and associated accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the statement of operations.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.  An impairment loss is recognized if the carrying amount of the asset exceeds its fair value.

F-7

Revenue Recognition

The Company recognizes revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Shipping and Handling Costs

Shipping and handling costs are included in cost of goods sold on the accompanying statement of operations and totaled $574 for the period from November 3, 2010 (inception) through May 31, 2011.

Advertising and Promotion Costs

Advertising and marketing costs are expensed as incurred and totaled $422 for the period from November 3, 2010 (inception) through May 31, 2011.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended May 31, 2011.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes.  It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties.  The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States.   All of the Company’s tax years since inception remain subject to examination by Federal and state jurisdictions.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of May 31, 2011, the carrying value of accounts receivable, accounts payable loans from related parties, and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

F-8

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses for the period from November 3, 2010 (inception) through May 31, 2011. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of May 31.

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted these new requirements upon issuance of this guidance.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

F-9

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010 The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Note 2. Concentration of Credit Risk

All of the Company’s sales and accounts receivable as of, and for the period from November 3, 2010 (inception) through, May 31, 2011 is attributed to one customer.  All of the related purchases were from one vendor.

Note 3.  Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has net losses for the period from November 3, 2010 (inception) to May 31, 2011 of $18,392.  Implementation of the Company’s business plan will require additional debt or equity financing and there can be no assurance that additional financing can be obtained on acceptable terms.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management’s Plans

Management’s goal is to profitably sell a comprehensive supply of household appliances and electronic devices on its Internet website primarily to distributors and retailers of these products. The Company has begun to establish its office and acquire the equipment needed to begin operations. The Company does not intend to hire employees until it is fully operational. Its officers and directors will provide all necessary administrative services until such time.

F-10

 The Company plans to complete construction of and continue enhancing its website. Management will focus its marketing and advertising efforts on promoting its website to prospective product distributors and retailers through traditional sources such as advertising in magazines, newspaper advertising, billboards, telephone directories and preparing and sending out flyers and mailers both through the regular mail and via email.

Once the website is fully functional, management intends to hire a team of 5-10 telemarketing agents who will act as sales representatives on behalf of the Company. This telemarketing team will target potential distributors or store owners in an attempt to introduce them to the website. Management will also hire additional employees on an as needed basis.

Management anticipates that the Company will generate revenues as soon as it is able to offer products for sale on its website.

If the Company is not able to obtain adequate financing,  the Company will not be able to implement its business plan and expand its operations. In that case, the Company will not require any significant funds during the next 12 months other than the funds necessary to pay the legal fees estimated not to exceed $7,000 and three payments of $5,000 for the website design and maintenance per the terms of the agreement described in Note 7.  Accordingly, Management believes it would be able to defer a substantial portion of its anticipated expenses to enable it to continue as a going concern for the next 12 months.

There can be no assurance that the Company will be successful in implementing its plans or achieving profitable operations.

Note 4.  Common Stock

On December 8, 2010, the Company issued 7,500,000 shares of common stock to the officers and directors of the Company for cash proceeds of $750.

On December 8, 2010 the Company began a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to $40,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.02 per share. As of May 31, 2011, the Company had received $40,000 in proceeds from the PPO.

Note 5. Income Taxes

The provision for income taxes for the period from November 3, 2010 (inception) through May 31, 2011 consisted of the following:

Current
Federal	$-
State	-
Deferred
Federal	4,236
State	-
Change in valuation allowance	(4,236)
$-

The Company’s income tax rate computed at the statutory federal rate of 23% differs from its effective tax rate primarily due to permanent items, state taxes and the change in the deferred tax asset valuation allowance.

November 3, 2010
(Inception) Through
May 31, 2011
Income tax at statutory rate	23.00%
Change in valuation allowance	(23.00)
Total	0.00%

F-11

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  In assessing the realizability of deferred tax assets, Management evaluates whether it is more likely than not that some portion or all of its deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.   Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.  Based on Management’s evaluation, the net deferred tax asset was offset by a full valuation allowance.  The Company’s deferred tax asset valuation allowance will be reversed if and when the Company generates sufficient taxable income in the future to utilize the tax benefits of the related deferred tax assets.

The tax effects of temporary differences that give rise to the Company’s deferred tax asset as of May 31, 2011 are as follows:

Net operating loss	$4,236
Gross deferred tax assets:	4,236
Less: valuation allowance	(4,236)
Net deferred tax asset	$-

As of May 31, 2011 the Company had a net operating loss carry-forward of approximately $18,417 which may be used to offset future taxable income and expires in 2031.

Note 6.   Related Party and Transactions

On December 8, 2010, the Company issued 7,500,000 shares of common stock to the officers and directors of the Company for cash proceeds of $750.

Note 7.  Commitments

In November 2010, the Company entered into an agreement for website design and maintenance services to be provided over a two year period beginning in May 2011.  Pursuant to the terms of the agreement, the total fee of $20,000 is payable in four installments of $5,000 each in May 2012, August 2012, November 2012 and February 2013.

F-12

PLESK CORP.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

FEBRUARY 29, 2012

Financial Statements

Balance Sheets as of February 29, 2012 (unaudited) and May 31, 2011(audited)	F-14

Statements of Operations for the Nine Months Ended February 29, 2012 and for the Periods from November 3, 2010 (Inception) Through February 28, 2011 and February 29, 2012 (unaudited)	F-15

Statement of Stockholders’ Deficit for the Periods from November 3, 2010 (Inception) Through February 29, 2012 (unaudited)	F-16

Statements of Cash Flows for the Nine Months Ended February 29, 2012 and for the Periods from November 3, 2010 (Inception) Through February 28, 2011 and February 29, 2012 (unaudited)	F-17

Notes to Financial Statements	F-18

F-13

PLESK CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	As of	As of
	February 29,	May 31,
	2012	2011
	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$315	$13,641
Accounts receivable	-	5,916

Total current assets	315	19,557

Property and Equipment:
Computer equipment	2,034	2,034
Less: accumulated depreciation	(820)	(311)

Total property and equipment, net	1,214	1,723

Total Assets	$1,529	$21,280

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$9,525	$750

Total current liabilities	9,525	750

Total liabilities	9,525	750

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $.0001 per share, 100,000,000 shares
authorized; 9,500,000 shares issued and outstanding	950	950
Additional paid-in capital	37,972	37,972
Deficit accumulated during the development stage	(46,918)	(18,392)

Total stockholders' equity (deficit)	(7,996)	20,530

Total Liabilities and Stockholders' Equity (Deficit)	$1,529	$21,280

The accompanying notes to financial statements are

an integral part of these statements.

F-14

PLESK CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(Unaudited)

		From	From
		November 3, 2010	November 3, 2010
	Nine Months Ended	(inception) through	(inception) through
	February 29,	February 28,	February 29,
	2012	2011	2012

Revenues	$-	$-	$5,916

Total revenues	-	-	5,916

Cost of Goods Sold	-	-	3,124

Total cost of goods sold	-	-	3,124

Gross Profit	-	-	2,792

Expenses:
General and administrative	4,190	1,988	6,639
Consulting	281	-	281
Filing Fees	1,503	764	2,242
Professional fees	19,775	13,000	33,525
Telephone	-	-	1,641
Travel expenses	2,777	-	5,382

Total expenses	28,526	15,752	49,710

Loss from Operations	(28,526)	(15,752)	(46,918)

Provision for income taxes	-	-	-

Net Loss	$(28,526)	$(15,752)	$(46,918)

Loss Per Common Share:
Loss per common share - Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	9,500,000	4,706,303

The accompanying notes to financial statements are

an integral part of these statements.

F-15

PLESK CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD FROM NOVEMBER 3, 2010 (INCEPTION)

THROUGH FEBRUARY 29, 2012

(Unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance - November 3, 2010 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash ($.0001 per share)	7,500,000	750	-	-	750

Common stock issued for cash ($.02 per share)	2,000,000	200	39,800	-	40,000

Payment of common stock issuance costs	-	-	(1,828)	-	(1,828)

Net loss for the period	-	-	-	(18,392)	(18,392)

Balance - May 31, 2011	9,500,000	950	37,972	(18,392)	20,530

Net loss for the period	-	-	-	(28,526)	(28,526)

Balance - February 29, 2012	9,500,000	$950	$37,972	$(46,918)	$(7,996)

The accompanying notes to financial statements are

an integral part of these statements.

F-16

PLESK CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(Unaudited)

		From	From
		November 3, 2010	November 3, 2010
	Nine Months Ended	(inception) through	(inception) through
	February 29,	February 28,	February 29,
	2012	2011	2012

Operating Activities:
Net loss	$(28,526)	$(15,752)	$(46,918)
Adjustments to reconcile net loss to net cash
used in operating activities:		-
Depreciation	509	-	820
Changes in net assets and liabilities-
Accounts receivable	5,916	-	-
Accounts payable and accrued liabilities	8,775	-	9,525

Net Cash Used in Operating Activities	(13,326)	(15,752)	(36,573)

Investing Activities:
Purchase of computer equipment	-	-	(2,034)

Net Cash Used in Investing Activities	-	-	(2,034)

Financing Activities:
Advances from stockholders	-	13,525	-
Proceeds from issuance of common stock	-	21,000	38,922

Net Cash Provided by Financing Activities	-	34,525	38,922

Net (Decrease) Increase in Cash	(13,326)	18,773	315

Cash - Beginning of Period	13,641	-	-

Cash - End of Period	$315	$18,773	$315

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes to financial statements are

an integral part of these statements.

F-17

PLESK CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2012

1.  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Plesk Corp. (the “Company”) was incorporated under the laws of the State of Delaware on November 3, 2010. The business plan of the Company is to import consumer electronics, home appliances and plastic housewares. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

The accompanying unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for interim financial information.

The financial information as of May 31, 2011 is derived from the audited financial statements.  The unaudited condensed interim financial statements should be read in conjunction with this registration statement, which contains the audited financial statements and notes thereto.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The interim results for the period ended February 29, 2012 are not necessarily indicative of results for the full fiscal year.

Development Stage

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Accounts Receivable

The Company extends non-interest-bearing trade credit to its customers in the ordinary course of business.  The Company maintains an allowance for doubtful accounts receivable based upon historical collection experience and expected collectability of the accounts receivable.  In an effort to reduce credit risk, the Company (i) has established credit limits for all of its customer relationships, (ii) performs ongoing credit evaluations of customers’ financial condition, (iii) monitors the payment history and aging of customers’ receivables, and (iv) monitors open orders against an individual customer’s outstanding receivable balance.

Property and Equipment

Property and equipment consists of computer equipment, which is stated at cost and depreciated using the straight-line method based on an estimated useful life of three years.  Depreciation expense totaled $509 for the nine months end February 29, 2012, and $0 and $820 for the periods from November 3, 2010 (inception) through February 28, 2011 and February 29, 2012, respectively.

F-18

Expenditures for maintenance and repairs are charged to expense as incurred.  When an asset is sold or otherwise disposed of, the cost and associated accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the statement of operations.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.  An impairment loss is recognized if the carrying amount of the asset exceeds its fair value.

Revenue Recognition

The Company recognizes revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Shipping and Handling Costs

Shipping and handling costs are included in cost of goods sold on the accompanying statement of operations and totaled $574 for the period from November 3, 2010 (inception) through February 29, 2012. There were no such costs incurred during the nine months ended February 29, 2012 or for the period from November 3, 2010 (inception) through February 28, 2011.

Advertising and Promotion Costs

Advertising and marketing costs are expensed as incurred and totaled $644 for the period from November 3, 2010 (inception) through February 29, 2012 of which $221 was incurred during the nine months ended February 29, 2012. There were no such costs incurred for the period from November 3, 2010 (inception) through February 28, 2011.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding as of February 29, 2012.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes.  It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties.  The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States.   All of the Company’s tax years since inception remain subject to examination by Federal and state jurisdictions.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations.

F-19

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of February 29, 2012, the carrying value of accounts payable and accrued liabilities approximated fair value due to the short-term nature of these instruments.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses for the periods from November 3, 2010 (inception) through February 29, 2012. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of May 31.

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010 The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

F-20

2. Concentration of Credit Risk

All of the Company’s sales for the period from November 3, 2010 (inception) through February 29, 2012 is attributed to one customer.  All of the related purchases were from one vendor.

3.  Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has net losses for the period from November 3, 2010 (inception) to February 29, 2012 of $46,918.  Implementation of the Company’s business plan will require additional debt or equity financing and there can be no assurance that additional financing can be obtained on acceptable terms.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management’s Plans

Management’s goal is to profitably sell a comprehensive supply of household appliances and electronic devices on its Internet website primarily to distributors and retailers of these products. The Company has begun to establish its office and acquire the equipment needed to begin operations. The Company does not intend to hire employees until it is fully operational. Its officers and directors will provide all necessary administrative services until such time.

The Company plans to complete construction of and continue enhancing its website. Management will focus its marketing and advertising efforts on promoting its website to prospective product distributors and retailers through traditional sources such as advertising in magazines, newspaper advertising, billboards, telephone directories and preparing and sending out flyers and mailers both through the regular mail and via email.

Once the website is fully functional, management intends to hire a team of 5-10 telemarketing agents who will act as sales representatives on behalf of the Company. This telemarketing team will target potential distributors or store owners in an attempt to introduce them to the website. Management will also hire additional employees on an as needed basis.

Management anticipates that the Company will generate revenues as soon as it is able to offer products for sale on its website.

There can be no assurance that the Company will be successful in implementing its plans or achieving profitable operations.

4.  Common Stock

On December 8, 2010, the Company issued 7,500,000 shares of common stock to the officers and directors of the Company for cash proceeds of $750.

On December 8, 2010 the Company began a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to $40,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.02 per share. As of February 29, 2012, the Company had received $40,000 in gross proceeds from the PPO.

5.  Income Taxes

As of February 29, 2012 the Company had a net operating loss carry-forward of approximately $43,418 which may be used to offset future taxable income and expires in 2031.

F-21

6.   Related Party and Transactions

On December 8, 2010, the Company issued 7,500,000 shares of common stock to the officers and directors of the Company for cash proceeds of $750.

During the period from November 3, 2010 (inception) through February 28, 2011, a stockholder advanced $13,525 to the Company for working capital purposes. These amounts were non-interest bearing, due on demand, and repaid during the quarter ended May 31, 2011.

7.  Commitments

In November 2010, the Company entered into an agreement for website design and maintenance services to be provided over a two year period beginning in May 2011.  Pursuant to the terms of the agreement, the total fee of $20,000 is payable in four installments of $5,000 each in May 2012, August 2012, November 2012 and February 2013. The Company has accrued $8,500 for this agreement as of February 29, 2012. Total expenses recognized for this agreement totaled $8,500 for the nine months ended February 29, 2012 and for the period from November 3, 2010 (inception) through February 29, 2012.

8.  Subsequent Events

On April 25, 2012, Mr. Bolotin, the President and Chief Executive Officer of the Company, memorialized his agreement to lend the Company with up to $100,000 over the next two years. provided that at no time can we owe more than $25,000 to Mr. Bolotin. No interest accrues on the outstanding principal under the terms of this note. All outstanding principal is due no later than April 25, 2014.

F-22